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                                                                       EXHIBIT 5

                               HARWELL HOWARD HYNE
                             GABBERT & MANNER, P.C.


JONATHAN HARWELL            1800 FIRST AMERICAN CENTER       D. ALEXANDER FARDON
LIN S. HOWARD                  315 DEADERICK STREET          MICHAEL R. HILL
ERNEST E. HYNE II           NASHVILLE, TENNESSEE  37238      JOSEPH ALLEN KELLY
CRAIG V. GABBERT, JR.                                        M. DAVID COX
MARK MANNER                    --------------------          LEILANI BOULWARE
JAMES W. CAMERON III                                         CURTIS J. CAPELING
L. GLENN WORLEY              TELEPHONE (615) 256-0500        ALIX COULTER CROSS
PETER M. OLDHAM              FACSIMILE  (615) 251-1059       DEAN BLACKWOOD
GLEN ALLEN CIVITTS                                           DONNA J. TORSNEY
GLENN B. ROSE                                                KIMBERLY A. CHANCE
BENJAMIN C. FORDHAM                                          GARY N. MEADE, JR.
LEE C. DILWORTH                                              KRISTOPHER W. KEMP
LAUREN W. ANDERSON                                           J. GREG GIFFEN
JOHN N. POPHAM IV
JOHN M. BRITTINGHAM                                            ---------------
KAAREN H. ENGEL
SUSAN V. SIDWELL                                                BARBARA HOLMES
JOHN F. BLACKWOOD                                                 OF COUNSEL







                                  June 8, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Ladies and Gentlemen:

         We have acted as legal counsel to American HomePatient, Inc., (the "Company") in connection with the preparation of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended ("Registration Statement"), relating to up to 2,028,500 shares of the Company's common stock, par value $.01 per share (the "Shares"), to be issued by the Company under its 1991 Nonqualified Stock Option Plan.

         We have examined and are familiar with the Certificate of Incorporation and the By-Laws of the Company, and the various corporate records and proceedings relating to the organization of the Company and the filing of the Registration Statement. We have also examined such other documents and proceedings as we have considered necessary for the purpose of this opinion.

         Based on the foregoing it is our opinion that the Shares will, when sold, be legally issued, fully paid, and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      HARWELL HOWARD HYNE GABBERT
                                      & MANNER, P.C.


                                                /s/


LWA/SVS